Exhibit Index

Exhibit 1	Exhibit 1:	Joint Filing Agreement dated as of January 29, 2013, by and among The Jensen Revocable Trust; Kurt A. Jensen; and Carolyn L. Jensen.

	Exhibit 2:	Power of Attorney of Kurt A. Jensen, dated as of July 9, 2010. (Incorporated by reference from Amendment No. 1 to Schedule 13D filed September 3, 2010)

	Exhibit 3:	Power of Attorney of Carolyn L. Jensen, dated as of July 9, 2010. (Incorporated by reference from Amendment No. 1 to Schedule 13D filed September 3, 2010)

EXHIBIT 1

JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Amendment No. 2 to Schedule 13D to which this Agreement is attached.

Dated: January 29, 2013

THE JENSEN REVOCABLE TRUST DATED JANUARY 25, 2007

By	Carolyn L. Jensen*
Carolyn L. Jensen
Trustee

By	Kurt A. Jensen*
Kurt A. Jensen
Trustee

Kurt A. Jensen*
Kurt A. Jensen

Carolyn L. Jensen*
Carolyn L. Jensen

*By:	/s/ Christa Flanery
Christa Flanery
Attorney-in-Fact for Kurt A. Jensen
Attorney-in-Fact for Carolyn L. Jensen